                                                                       EXHIBIT 2



                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                       COMPMANAGEMENT HEALTH SYSTEMS, INC.

                                       AND

                           COMMUNITY INSURANCE COMPANY

                                  MAY 12, 1999





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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

BACKGROUND INFORMATION........................................................1
STATEMENT OF AGREEMENT........................................................1
ARTICLE I--DEFINITIONS........................................................1
1.1      Definitions..........................................................1
ARTICLE II--SALE AND PURCHASE OF ASSETS.......................................6
2.1      Sale and Purchase of Assets..........................................6
2.2      Purchase Price and Payment...........................................6
2.3      Assumption of Liabilities............................................7
2.4      Related Agreements...................................................7
2.5      Purchase Price Adjustments...........................................7
2.6      Allocation of Purchase Price.........................................9
2.7      Credits Against Deferred Payments....................................9
2.8      Transition Services Agreement.......................................10
2.9      Possession..........................................................10
ARTICLE III--REPRESENTATIONS AND WARRANTIES OF SELLER........................10
3.1      Due Incorporation; No Subsidiaries..................................10
3.2      Due Authorization...................................................10
3.3      Consents and Approvals; Authority Relative to this Agreement........10
3.4      Capitalization......................................................11
3.5      Financial Statements; Undisclosed Liabilities; Other Documents......11
3.6      No Changes or Adverse Effects.......................................11
3.7      Title of Properties.................................................13
3.8      Condition and Sufficiency of Assets.................................13
3.9      Leased Real Property................................................13
3.10     Personal Property...................................................13
3.11     Inventories.........................................................13
3.12     Accounts Receivable and Advances....................................13
3.13     Intellectual Property...............................................13
3.14     Contracts...........................................................14
3.15     Permits and Licenses................................................15
3.16     Insurance...........................................................15
3.17     ERISA...............................................................16
3.18     Reserved............................................................17
3.19     Taxes...............................................................17
3.20     No Defaults or Violations...........................................18
3.21     Environmental Matters...............................................18
3.22     Litigation..........................................................19
3.23     No Conflict of Interest.............................................19
3.24     Bank Accounts.......................................................20
3.25     Customers, Suppliers, Etc...........................................20
3.26     Claims Against Officers and Directors...............................20
3.27     Due Diligence Materials.............................................20
3.28     Improper and Other Payments.........................................20
3.29     Business of Seller..................................................20

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3.30     Complete Disclosure.................................................20
3.31     Brokers, Finders....................................................20
ARTICLE IV--REPRESENTATIONS AND WARRANTIES OF BUYER..........................21
4.1      Due Incorporation...................................................21
4.2      Due Authorization...................................................21
4.3      Consents and Approvals; Authority Relative to this Agreement........21
4.4      Brokers, Finders....................................................21
4.5      Complete Disclosure.................................................21
ARTICLE V--COVENANTS.........................................................21
5.1      Implementing Agreement..............................................21
5.2      Financial Statements................................................22
5.3      Access to Information and Facilities................................22
5.4      Preservation of Business............................................22
5.5      Consents and Approvals..............................................23
5.6      Maintenance of Insurance............................................24
5.7      Resignation of Officers and Directors...............................24
5.8      Supplemental Information............................................24
5.9      Use of Name.........................................................24
5.10     Tax Indemnity.......................................................24
5.11     Non-Compete.........................................................25
5.12     Employees of the Business...........................................26
ARTICLE VI--CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.....................27
6.1      Warranties True as of Both Present Date and Closing Date............27
6.2      Compliance with Agreements and Covenants............................27
6.3      Consents and Approvals..............................................27
6.4      Documents...........................................................27
6.5      Related Agreements..................................................27
6.6      Due Diligence Review................................................27
6.7      Delivery of Schedules and Exhibits..................................28
6.8      No Material Adverse Change..........................................28
6.9      Actions or Proceedings..............................................28
6.10     Financial Statements................................................28
6.11     Anthem Agreement....................................................28
ARTICLE VII--CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER...................28
7.1      Warranties True as of Both Present Date and Closing Date............28
7.2      Compliance with Agreements and Covenants............................28
7.3      Documents...........................................................28
7.4      Related Agreements..................................................28
7.5      Actions or Proceedings..............................................28
7.6      Delivery of Schedules and Exhibits..................................28
7.7      Release of Obligations..............................................29
7.8      CMI Agreement.......................................................29
ARTICLE VIII--CLOSING........................................................29
8.1      Closing.............................................................29
8.2      Deliveries by Seller................................................29
8.3      Deliveries by Buyer.................................................30


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ARTICLE IX--TERMINATION......................................................31
9.1      Termination.........................................................31
9.2      Effect of Termination...............................................31
ARTICLE X--INDEMNIFICATION...................................................31
10.1     Survival............................................................31
10.2     Limits on Indemnification...........................................31
10.3     Indemnification by Seller...........................................31
10.4     Indemnification by Buyer............................................32
10.5     Claims..............................................................32
10.6     Notice of Third-Party Claims; Assumption of Defense.................33
10.7     Settlement or Compromise............................................33
10.8     Failure of Indemnifying Person to Act...............................33
10.9     Tax Character.......................................................34
ARTICLE XI--MISCELLANEOUS....................................................34
11.1     Expenses............................................................34
11.2     Amendment...........................................................34
11.3     Notices.............................................................34
11.4     Effect of Investigation.............................................35
11.5     Waivers.............................................................35
11.6     Counterparts........................................................35
11.7     Interpretation......................................................35
11.8     Applicable Law......................................................35
11.9     Assignment..........................................................35
11.10    No Third-Party Beneficiaries........................................36
11.11    Publicity...........................................................36
11.12    Further Assurances..................................................36
11.13    Severability........................................................36
11.14    Remedies Cumulative.................................................36
11.15    Entire Understanding................................................36
BACKGROUND INFORMATION........................................................1
STATEMENT OF AGREEMENT........................................................1
10.2     Limits on Indemnification...........................................31
10.3     Indemnification by Seller...........................................31
10.4     Indemnification by Buyer............................................32

LIST OF SCHEDULES (FOLLOWING SIGNATURE PAGE)

EXHIBIT A - AGREEMENT BETWEEN ANTHEM INSURANCE COMPANIES, INC. AND
            COMPMANAGEMENT HEALTH SYSTEMS, INC.
EXHIBIT B - LIST OF CONTRACTS TO BE ASSIGNED TO BUYER
EXHIBIT C - ALLOCATION OF PURCHASE PRICE
EXHIBIT D - LIST OF SELLER'S EMPLOYEES TO BE OFFERED EMPLOYMENT BY BUYER EXHIBIT E - AGREEMENT BETWEEN COMMUNITY INSURANCE COMPANY AND
            COMPMANAGEMENT, INC.
EXHIBIT F - TRANSITION SERVICES AGREEMENT BETWEEN ANTHEM INSURANCE COMPANIES,
            INC. AND COMPMANAGEMENT HEALTH SYSTEMS, INC.


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

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (the "Agreement") is made as of May 12, 1999, by and between CompManagement Health Systems, Inc., an Ohio corporation ("CHS") and Community Insurance Company, an Ohio corporation, ("CIC") and a wholly owned subsidiary of Anthem Insurance Companies, Inc. ("Anthem").

                             BACKGROUND INFORMATION

         A. CIC is engaged in, among other things, the business of providing managed care workers' compensation administrative services to employers and injured workers located in Ohio, Kentucky, and Indiana, including without limitation providing provider relation, medical case management and customer relation services. CIC desires to sell all of the Assets (as defined below) used in connection with the operation of such business to CHS or an entity to be formed by CHS, and CHS and such entity desire to purchase the Assets, but only on the terms and subject to the conditions set forth in this Agreement.

         B. Under the terms of the MCO Contract (as defined below), the purchase and sale of the Assets will trigger an Open Enrollment Period (as defined below) for Ohio employers of the Business (as defined below), giving such employers the right to choose an MCO (as defined below) to provide them with managed care workers' compensation administrative services. CIC and CHS wish to consummate the purchase and sale of the Assets prior to the commencement of the Open Enrollment Period and the distribution of open enrollment materials to the Ohio employers of the Business.

                             STATEMENT OF AGREEMENT

         The parties to this Agreement hereby acknowledge the accuracy of the foregoing Background Information and hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

      1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

         "AFFILIATE" means, with respect to any specified Person: (i) any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person;
(ii) any other Person who is a director, officer, member, manager or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities of the specified Person or a Person described in clause (i) of this paragraph; or (iii) another Person of which the specified Person is a director, officer, member, manager or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities.

         "ANTHEM" means Anthem Insurance Companies, Inc., an Indiana corporation.

         "ANTHEM AGREEMENT" means the agreement between Anthem and Buyer in the form attached hereto as Exhibit A, which agreement sets forth Anthem's obligations to guaranty Seller's performance under this Agreement, Anthem's noncompetition covenants, and Buyer's right to the use the name "Anthem Managed Comp."

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         "ASSETS" means (i) all furniture, furnishings, fixtures, equipment
(office and computer), computer hardware, supplies and other tangible personal property owned by Seller and used exclusively in connection with the operation of the Business as of the date of this Agreement, together with replacements thereof and additions thereto made between the date of this Agreement and the Closing (the "Personal Property"); (ii) all rights, title, and interests of Seller in and to the Selected Contracts; (iii) all rights, title, and interests of Seller in and to the Business' Intellectual Property; (iv) all books, records, and files of Seller (excluding corporate records of Seller) relating exclusively to or used exclusively in connection with the operation of the Business, including without limitation any and all claim files; and (v) all rights, title, and interests of Seller in and to the MCO provider account related to the Business, which account is a dedicated account for the funds provided to Seller by OBWC to pay providers and is further described in the MCO Contract (the "MCO Provider Account").

         "BUSINESS" means CIC's business of providing managed care workers' compensation administrative services to employers and injured workers located in Ohio, Kentucky, and Indiana, including without limitation providing provider relation, medical case management and customer relation services. The term Business shall exclude any businesses conducted by Davis and Associates, Inc., dba Anthem Comp Services.

         "BUSINESS CONFIDENTIAL INFORMATION" means all confidential information concerning the Business that: (i) is not and has not become ascertainable or obtainable from public or published information; (ii) is not received from a third party or is received from a third party pursuant to the authorization of Seller in connection with Buyer's due diligence review of the Business; (iii) was not in Buyer's possession prior to disclosure thereof to Buyer in connection with the transactions contemplated herein; and (iv) was not independently developed by Buyer.

         "BUSINESS DAY" means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which commercial banks located in Columbus, Ohio are generally closed for business.

         "BUSINESS MATERIAL ADVERSE CHANGE" means a change in the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Business and/or the Assets which is materially adverse.

         "BUSINESS MATERIAL ADVERSE EFFECT" means an effect on the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Business and/or the Assets which is materially adverse.

         "BUYER" means CHS.

         "BUYER CONFIDENTIAL INFORMATION" means all confidential information concerning Buyer or its Affiliates that: (i) is not and has not become ascertainable or obtainable from public or published information, (ii) is not received from a third party or is received from a third party pursuant to the authorization of Buyer, (iii) was not in Seller's possession prior to disclosure thereof to Seller in connection with the transactions contemplated herein, or
(iv) was not independently developed by Seller.

         "BUYER INDEMNIFIED PARTIES" means Buyer and each of its Affiliates and their respective officers, directors, employees, agents and representatives.

         "CASH PAYMENT" has the meaning set forth in Section 2.2.

         "CHS" means CompManagement Health Systems, Inc., an Ohio corporation.



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         "CIC" means Community Insurance Company, an Ohio corporation and a wholly owned subsidiary of Anthem.

         "CLOSING" means the consummation of the transactions contemplated herein.

         "CLOSING DATE" means the date on which the Closing occurs.

         "CMI" means CompManagement, Inc., an Ohio corporation.

         "CMI AGREEMENT" means the agreement between CIC and CMI in the form attached hereto as Exhibit E, which agreement sets forth CMI's obligations to guaranty Buyer's performance under this Agreement.

         "CODE" means the United States Internal Revenue Code of 1986, as amended.

         "CONTRACT" means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, which is enforceable.

         "DEFERRED PAYMENTS" shall have the meaning set forth in Section 2.2.

         "DISENROLLING EMPLOYER" shall mean an Ohio employer of Business which chooses an MCO other than Buyer during the Open Enrollment Period.

         "ENVIRONMENTAL LAW" means any law which imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous or toxic wastes, substances or materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986 (together, as amended, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, and any other similar federal, state or local Law.

         "ENVIRONMENTAL PERMIT" means any permit, license, approval, consent or other authorization required by or pursuant to any applicable Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXISTING BORROWINGS" means all borrowings from lending institutions, vendors or agencies of federal, state or local governments or their political subdivisions, as set forth on the Financial Statements or in the books and records of the Business.

         "FINANCIAL STATEMENTS" means the financial statements prepared by Seller (and delivered to Buyer) and related solely to the operation of the Business, which financial statements shall consist of balance sheets as of December 31, 1998 and 1997, and the related statements of income and expenses and cash flows for the years then ended (including all notes and schedules thereto) with respect to the



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Business and the balance sheet of the Business as of a date within 30 days of the Closing Date and the related statements of income and expenses for the interim period then ended.

         "GAAP" means U.S. generally accepted accounting principles at the time in effect.

         "GOVERNMENTAL AUTHORITY" means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "HAZARDOUS MATERIAL" means: (i) any "hazardous substance," as defined by CERCLA; (ii) any "hazardous waste," as defined by the Resource Conservation and Recovery Act of 1977, as amended; (iii) any petroleum product or fractions thereof; or (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local Law relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as now or at any time hereafter in effect.

         "IMMEDIATELY AVAILABLE FUNDS" shall have the meaning set forth in
Section 2.2.

         "INDEMNIFIED PERSON" means the Person or Persons entitled to, or claiming a right to, indemnification.

         "INDEMNIFYING PERSON" means the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification.

         "INTELLECTUAL PROPERTY" means any and all trademarks, trade names, service marks, patents, copyrights (including any registrations, applications, licenses or rights relating to any of the foregoing), technology, trade secrets, inventions, know-how, designs, computer programs, software, technology, and processes, and all other intangible assets, properties and rights. The "Business' Intellectual Property" means any and all Intellectual Property used by Seller exclusively in the conduct of the Business, but excludes the name "Anthem Managed Comp" (which is otherwise addressed in this Agreement and the Anthem Agreement).

          "LAW" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

         "LEASED REAL PROPERTY" shall have the meaning set forth in Section 3.9.

         "LIEN" means any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, claim, right of any third party, easement, encroachment or encumbrance.

         "LOSS" or "LOSSES" means any and all liabilities, losses, costs, damages, penalties and expenses (including reasonable legal fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and Losses" shall include any and all reasonable legal fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity. Indemnifiable Losses shall be reduced by reason of actual tax benefits enjoyed as a result of such Loss by an Indemnified Person.

         "MCO" means a managed care organization.



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

         "MCO CONTRACT" means the Contract between CIC and the Ohio Bureau of Workers' Compensation ("OBWC") dated November 10, 1998, pursuant to which CIC provides managed care workers' compensation administrative services as an MCO to Ohio employers and injured workers (the "MCO Contract").

         "NATIONAL ACCOUNTS" means an employer with employees in multiple states to whom healthcare coverage or administration is provided by Anthem or an Affiliate as a "Control Plan," a "Participating Plan," a "Servicing Plan" or pursuant the "Blue Card program" (as those terms are defined by the Blue Cross Blue Shield Association).

         "NETWORK ACCESS FEE AGREEMENT" shall have the meaning set forth in
Section 2.4.

         "OPEN ENROLLMENT PERIOD" means the 30-day open enrollment period, triggered by the closing of the transactions contemplated by this Agreement, during which Ohio employers of the Business have the right to choose an MCO to provide them with managed care workers' compensation administrative services.

          "PERSON" means any individual, corporation, proprietorship, firm, partnership, limited liability company, limited liability partnership, trust, association or other entity, including a government or government department, agency or instrumentality.

         "POST-CLOSING CASH PAYMENT" shall have the meaning set forth in Section 2.2.

         "PRIME RATE" means the prime lending rate as from time to time announced by National City Bank in Columbus, Ohio.

         "REAL PROPERTY LEASE" shall have the meaning set forth in Section 3.9

         "RELATED AGREEMENTS" collectively means: (i) the Network Access Fee Agreement; (ii) the Sublease; and (iii) the Transition Agreement.

         "SELECTED CONTRACTS" shall mean those Contracts of Seller which are set forth on Exhibit B to this Agreement, including without limitation the MCO Contract. The only Contracts of Seller to be assigned to Buyer at the Closing are the Selected Contracts, and after the Closing Date Buyer shall assume Seller's obligations only under the Selected Contracts.

         "SELLER" means CIC.

         "SPECIFIED EMPLOYEES" shall have the meaning set forth in Section 5.12(a).

         "STRATEGIC ALLIANCE AGREEMENT" means the Strategic Alliance Agreement between Seller and Century Business Services, Inc. dated as of July 1, 1997.

         "SUBLEASE" shall mean that certain sublease to be entered into between Buyer and CIC for approximately 32,197 square feet (Suite 400 only) of office space located on the fourth floor of the building located at 8845 Governor's Hill Drive, Suite 150, Cincinnati, Ohio 45249. The Sublease shall be entered into at the Closing and shall be in form and content mutually acceptable to Buyer and Seller.

         "SUBSIDIARIES" means any Person more than 50% of the voting power of which is controlled by another Person.



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

         "TAXES" means all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

         "TAX RETURN" means any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

         "TAX STATUTE OF LIMITATIONS DATE" means the close of business on the 90th day after expiration of the applicable statute of limitations with respect to Taxes, including any extensions thereof (or if such date is not a Business Day, the next Business Day).

         "TAX WARRANTY" means a representation or warranty in Sections 3.17 or 3.19.

         "TITLE AND AUTHORIZATION WARRANTY" means a representation or warranty in Sections 3.1, 3.2, 3.3, 3.4.

         "TRANSFERRING EMPLOYEES" shall have the meaning set forth in Section 5.12(a).

         "TRANSITION AGREEMENT" shall have the meaning set forth in Section 2.8.


                                   ARTICLE II
                           SALE AND PURCHASE OF ASSETS

         2.1. Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, Seller shall sell, assign, transfer, and convey to Buyer all of Seller's rights, titles, and interests in and to the Assets free and clear of any and all Liens (except as set forth on Schedule 3.7), and Buyer shall purchase the Assets from Seller.

         2.2. Purchase Price and Payment. The purchase price for the Assets shall be $5,750,000 (the "Purchase Price"). The Purchase Price shall be payable as follows: (a) $1,000,000 payable at the Closing to Seller (the "Cash Payment") by certified or bank cashier's check, wire transfer, or other means reasonably acceptable to Seller ("Immediately Available Funds"); (b) $1,000,000 payable on the first anniversary of the Closing Date to Seller in Immediately Available Funds (the "Post-Closing Cash Payment"); and (c) $3,750,000 payable in Immediately Available Funds as follows (the "Deferred Payments"):

                  (i) $437,500 for the period from the Closing through December 31, 1999, which amount shall be paid to Seller on or before February 1, 2000;

                  (ii) $750,000 for the period January 1, 2000 through December 31, 2000, which amount shall be paid to Seller on or before February 1, 2001;

                  (iii) $750,000 for the period January 1, 2001 through December 31, 2001, which amount shall be paid to Seller on or before February 1, 2002;


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

                  (iv) $750,000 for the period January 1, 2002 through December 31, 2002, which amount shall be paid to Seller on or before February 1, 2003;

                  (v) $750,000 for the period January 1, 2003 through December 31, 2003, which amount shall be paid to Seller on or before February 1, 2004; and

                  (vi) $312,500 for the period January 1, 2004 through May 31, 2004, which amount shall be paid to Seller on or before July, 2004.

         The Purchase Price shall be subject to the adjustments described in
Section 2.5, below. The Deferred Payments shall be subject to the credits described in Section 2.7, below.

         2.3. Assumption of Liabilities. At the Closing, Buyer shall assume only the following liabilities of Seller (collectively, the "Assumed Liabilities"):

                  (a) The obligations of Seller under the Selected Contracts arising after the Closing Date; and

                  (b) Obligations applicable to the MCO Provider Account with respect to overpayments or improper payments made or occurring on or prior to the Closing, but only to the extent such payments are equal to or less than $50,000. Prior to the Closing, Buyer and Seller shall jointly conduct a review of the MCO Provider Account to determine, to the extent possible, the amount of the obligations applicable to the MCO Provider Account at such time.

         Except as specifically provided in this Section 2.3, Buyer shall not shall assume, or in any way be liable or responsible for, any claims, liabilities, obligations, or debts of Seller, including without limitation any liabilities of Seller relating to: (i) taxes payable, including without limitation income taxes, real estate taxes, or employment taxes; (ii) any Employee Plans or Benefit Arrangements as defined under Section 3.17 covering any of the employees of Seller for any period on or prior to the Closing Date;
(iii) express or implied warranties; (iv) any acts or omissions of Seller or its employees on or prior to the Closing Date; (v) claims for breach of contract; and (vi) other claims of any kind whatsoever, or any other liabilities of Seller, direct or contingent.

         2.4. Related Agreements. At the Closing: (a) Buyer and Seller shall enter into a Network Access Fee Agreement in a form and content mutually acceptable to the parties (the "Network Access Fee Agreement"); and (b) Seller and Buyer shall enter into the Sublease.

         At the Closing, Anthem and Buyer shall enter into the Anthem Agreement and CMI and Seller shall enter into the CMI Agreement.

         2.5. Purchase Price Adjustments. The Purchase Price shall be subject to the following adjustments:


                  (a) Closing Date Adjustment. The Purchase Price shall be adjusted at the Closing as follows: (a) if the net tangible book value of the Assets minus the amount of the Assumed Liabilities under Section 2.3(b) is less than zero, then the Purchase Price shall be reduced dollar-for-dollar by the shortfall amount, which shortfall amount shall reduce the Cash Payment due at the Closing; or (b) if the net tangible book value of the Assets minus the amount of the Assumed Liabilities under Section 2.3(b) is greater than zero, then the Purchase Price shall be increased dollar-for-dollar by the excess amount, which increase shall be paid at the Closing in Immediately Available Funds.



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

                  (b) Post-Closing Adjustment. Within 30 days after the OBWC notice of change (i.e., Form 816) is sent to Ohio employers of the Business, Buyer shall cause to be prepared a schedule setting forth the following: (i) each Disenrolling Employer and the annual workers' compensation premiums associated with such Disenrolling Employer (the "Lost Annual Premiums"); (ii) the lost revenue of CIC caused by the Open Enrollment Period, which amount shall be determined by multiplying the total amount of the Lost Annual Premiums by 6.2% (the "Lost Revenue"); and (iii) and the total amount of the adjustment to the Purchase Price, which amount shall be determined by multiplying the Lost Revenue by a fraction, the numerator of which shall be $5,750,000 and the denominator of which shall be $14,068,500 (the "Post-Closing Purchase Price Adjustment").

                  The Post-Closing Purchase Price Adjustment shall be applied to reduce the six Deferred Payments dollar-for-dollar. An amount equal to one-sixth of the Post-Closing Purchase Price Adjustment shall be applied to reduce each Deferred Payment. In all cases, the Post-Closing Purchase Price Adjustment shall be applied to reduce a Deferred Payment after the application of the credit against such Deferred Payment described in Section 2.7, below. If for any year the amount of the Post-Closing Purchase Price Adjustment to be applied for that year is not so applied (for example, because the credit against such Deferred Payment for that year plus the Post-Closing Purchase Price Adjustment applied for that year exceeds the Deferred Payment due for that year), then any unapplied amount shall be carried-over and applied in the following year, with the intention of the parties that the entire amount of the Post-Closing Purchase Price Adjustment be applied to the Deferred Payments.

                  Notwithstanding the foregoing, if one of the Disenrolling Employers is the Ohio Department of Administrative Services ("ODAS"), and the reason for ODAS's disenrollment is due to CMI's affiliation with Buyer, then ODAS shall not be considered a Disenrolling Employer and shall not be part of the calculations for the Post-Closing Purchase Price Adjustment. However, if ODAS disenrolls for any other reason, then ODAS shall remain a Disenrolling Employer and shall be part of the calculations for the Post-Closing Purchase Price Adjustment. If ODAS disenrolls, but the parties are unable to determine its reason for disenrollment, then 50% of the ODAS projected revenues included in the Business' 1999 annual budget shall be part of the calculations for the Post-Closing Purchase Price Adjustment.

                  (c) Resolution of Disputes Regarding Adjustments. Buyer and Seller shall resolve all disputes regarding the Post-Closing Purchase Price Adjustment pursuant to the provisions of this subsection.

                  Seller shall deliver its written objections (if any) to the Post-Closing Purchase Price Adjustment to Buyer within 10 days after the receipt of the schedule described in subsection (b), above. Such written objections shall set forth in reasonable detail the basis of Seller's objections to the Post-Closing Purchase Price Adjustment. In the event that Seller fails to deliver its written objections within such 10-day period, the Post-Closing Purchase Price Adjustment shall be deemed final. Buyer and Seller shall use reasonable efforts to resolve any disputes concerning the Post-Closing Purchase Price Adjustment, but if they are unable to resolve any such disputes within 10 days after the receipt of Seller's written objections, Buyer and Seller shall submit the dispute to Deloitte & Touche LLP (the "Arbitrator"), for review, analysis, and final determination. The determination of the Arbitrator shall be rendered within 30 days of submission to the Arbitrator, which determination shall be rendered in writing and shall be final and binding upon all parties. All fees and expenses of the Arbitrator shall be paid by the losing party. If the determination of the Arbitrator s different from the determination of both Buyer and Seller, then such fees and expenses shall be shared equally.

         2.6 Allocation of Purchase Price. On or prior to the Closing, the parties shall agree on a written allocation of the Purchase Price among the Assets, which allocation shall thereafter be set forth on Exhibit C. The parties shall thereafter file all federal, state, and local tax returns in accordance with such allocation.

         2.7 Credits Against Deferred Payments. Buyer shall receive a credit against the Deferred Payments for amounts paid to Seller under the Network Access Fee Agreement. For each dollar paid by Buyer to Seller under the terms of the Network Access Fee Agreement during the period from:

                  (a) The Closing through December 31, 1999, Buyer shall receive a credit of one dollar, which credits in the aggregate shall not exceed $437,500, against the Deferred Payment due Seller from Buyer on or before February 1, 2000;

                  (b) January 1, 2000 through December 31, 2000, Buyer shall receive a credit of one dollar, which credits in the aggregate shall not exceed $750,000, against the Deferred Payment due Seller on or before February 1, 2001;

                  (c) January 1, 2001 through December 31, 2001, Buyer shall receive a credit of one dollar, which credits in the aggregate shall not exceed $750,000, against the Deferred Payment due Seller on or before February 1, 2002;

                  (d) January 1, 2002 through December 31, 2002, Buyer shall receive a credit of one dollar, which credits in the aggregate shall not exceed $750,000, against the Deferred Payment due Seller on or before February 1, 2003;

                  (e) January 1, 2003 through December 31, 2003, Buyer shall receive a credit of one dollar, which credits in the aggregate shall not exceed $750,000, against the Deferred Payment due Seller on or before February 1, 2004; and

                  (f) January 1, 2004 through May 31, 2004, Buyer shall receive a credit of one dollar, which credits in the aggregate shall not exceed $312,500, against the Deferred Payment due Seller on or before July 31, 2004.

         2.8 Transition Services Agreement. At the Closing, Buyer and Anthem shall enter into a Transition Services Agreement substantially in the form attached hereto as Exhibit F (the "Transition Agreement").

         2.9 Possession. Buyer shall be entitled to exclusive possession of the Assets as of and after the Closing.


                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer, as of the date of this Agreement and as of the Closing Date (as if such representation and warranties were remade on the Closing Date), as follows:

         3.1 Due Incorporation; No Subsidiaries. CIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, with all requisite corporate power and authority to own, lease, and operate the Business and its properties used in connection therewith as they are now being owned, leased, operated and conducted, including without limitation the Business and the Assets. Anthem is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. CIC is licensed or qualified to do business and is in good standing as a foreign corporation in Kentucky and Indiana. Except as set forth on Schedule 3.1, CIC has no direct or indirect Subsidiaries, either wholly or partially owned, related to or engaged in the Business and, except as may be held by it in its passive investment portfolio, does not hold any direct or indirect economic, voting or management interest in any Person or directly or indirectly own any security issued by any Person which is engaged in or competes with the Business.

         3.2 Due Authorization. Seller has full power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. Seller has duly and validly executed and delivered this Agreement and at the Closing will duly and validly execute and deliver the Related Agreements. This Agreement constitutes the legal, valid and binding obligations of Seller, and the Related Agreements, upon execution and delivery by Seller, will constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent transfer, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

         3.3      Consents and Approvals; Authority Relative to this Agreement.

                  (a) Except as set forth on Schedule 3.3, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery or performance of this Agreement by Seller or the Related Agreements or the consummation of the transactions contemplated hereby or thereby.

                  (b) Except as set forth on Schedule 3.3, the execution, delivery and performance by Seller of this Agreement and the Related Agreements do not and will not, and the consummation of the transactions contemplated hereby and thereby do not and will not, (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the Assets under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Selected Contract to which Seller is a party or by which Seller or any of its respective assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of Seller or indebtedness secured by the Assets; or (iv) violate or conflict with any provision of any of the articles of incorporation, charter, code of regulations or similar organizational instruments of Seller.

         3.4      Capitalization. Reserved.

         3.5      Financial Statements; Undisclosed Liabilities; Other
Documents.

                  (a) The Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position, assets, liabilities and retained earnings related to the Business and the Assets as of the dates thereof and the revenues, expenses, results of operations, changes in financial position and cash flows related to the Business and the Assets for the periods covered thereby. The Financial Statements are in accordance with the books and records of Seller, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                  (b) Except as set forth on Schedule 3.5 or reflected in the Financial Statements, Seller has no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, with respect to the Business or the Assets.

         3.6      No Changes or Adverse Effects. Except as set forth on
Schedule 3.6, since December 31, 1998, Seller has not:

                  (a) Suffered any Business Material Adverse Effect;

                  (b) Suffered any material damage, destruction or Loss (whether or not covered by insurance) with respect to the Business or the Assets;

                  (c) Incurred any continuing obligation or entered into any continuing Contract with respect to the Business which required a payment by any party in excess of, or a series of payments which as to any such obligation or Contract exceeds, $10,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $10,000;

                  (d) Taken any action, or entered into or authorized any Contract or transaction with respect to the Business, other than in the ordinary course of business and consistent with past practices;

                  (e) Sold, transferred, conveyed, assigned or otherwise disposed of any of the Assets;

                  (f) Waived, released or canceled any claims against third parties or debts owing to Seller, or any rights which have any material value, with respect to the Business;

                  (g) Made any changes in its accounting systems, policies, principles or practices with respect to the Business;

                  (h) Entered into, authorized, or permitted any material transaction with respect to the Business with any Affiliate of Seller;

                  (i) Except for Existing Borrowings, made any borrowings, incurred any debt (other than trade payables in the ordinary course of business and consistent with past practices), or assumed, guaranteed, endorsed (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business and consistent with past practices) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person with respect to the Business, or made any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practices) with respect to the Business, in each case, in excess of $10,000;

                  (j) Made any loans, advances or capital contributions to, or investments in, any other Person with respect to the Business;

                  (k) Entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee of the Business, or increased in any manner the compensation or fringe benefits of any director or officer of the Business, or increased by five percent or more the compensation or fringe benefits of any employee of the Business, or paid any benefit not required by any existing plan and arrangement of the Business or entered into any contract, agreement, commitment or arrangement to do any of the foregoing;

                  (l) Except for capital expenditures contemplated by (m) below, acquired, leased or encumbered any assets outside the ordinary course of business or any assets which are material to the operation of the Business;

                  (m) Authorized or made any capital expenditure with respect to the Business which individually is in excess of $10,000;

                  (n) Made any Tax election or settled or compromised any federal, state, local or foreign Tax liability with respect to the Business, or waived or extended the statute of limitations in respect of any such Taxes;

                  (o) Paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits against Seller or any of its directors, officers, employees or agents related to the Business or the Assets;

                  (p) Paid in excess of $10,000, performed any obligation or agreed to pay in excess of $10,000 in settlement or compromise of any claims of liability against Seller or any of its directors, officers, employees or agents related to the Business or the Assets; or

                  (q) Terminated, modified, amended or otherwise altered or changed any of the terms or provisions of any Selected Contract, or paid any amount not required by law or by any Contract, other than in the ordinary course of business and consistent with past practices.

         3.7      Title of Properties. Except as previously described on
Schedule 3.6 or as set forth on Schedule 3.7, on the Closing Date, Seller will have all rights, titles and interests in and to the Assets free and clear of any and all Liens.

         3.8      Condition and Sufficiency of Assets. Except as set forth on
Schedule 3.8, all of the Assets, whether real or personal, owned or leased, have been well maintained and are in good operating condition and repair (with the exception of normal wear and tear), and are free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations or adversely affect the resale value thereof. Immediately after the Closing Date, except as set forth on Schedule 3.8, Buyer shall own or have a right to use, not limited by time (except for leased or licensed Assets), all the assets, properties, know-how, and processes which are required for or currently used in connection with the operation of the Business as it is presently conducted. Except as set forth on Schedule 3.8, such assets and properties were sufficient to produce the income for the fiscal year ended December 31, 1998, as shown on the Financial Statements.

         3.9 Leased Real Property. Seller leases the real property (the "Leased Real Property") located at 8845 Governor's Hill Drive, Cincinnati, Ohio 45249, pursuant to a real property lease dated as of December 31, 1998 with Governor's Hill Properties (the "Real Property Lease"). A true and complete copy of the Real Property Lease has been provided to Buyer. Except as set forth on
Schedule 3.9, and to the best of Seller's knowledge, no asbestos, asbestos-containing materials, or PCB compounds have been used in the construction or repair of, or any alterations or additions to, or are otherwise located on, any portion of the Leased Real Property. The Real Property Lease is in full force and effect, valid and enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent transfer, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditor's rights generally and by equitable limitations on the availability of specific remedies. The Real Property Lease has not been amended or modified except as set forth on Schedule 3.9, and there are no agreements, written or oral, between Seller and the owner of the Leased Real Property other than the Real Property Lease. Seller has not received any notice of any, and, to the best of Seller's knowledge, there exists no, dispute, claim, event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default under the Real Property Lease. All rent and other amounts due and payable with respect to the Real Property Lease have been paid through the date of this Agreement and all rent and other amounts due and payable with respect to the Real Property Lease on or prior to the Closing Date will have been paid prior to the Closing Date.

         3.10 Personal Property. Schedule 3.10 sets forth a true and complete list of each item of tangible personal property used by Seller in the Business having an original acquisition cost of $500 or more. Schedule 3.10 also sets forth all leases of personal property binding upon Seller, or any of its assets or properties, and all items of personal property covered thereby. All of such tangible personal property is presently utilized by Seller in the ordinary course of its business. Seller has delivered to Buyer true and complete copies of all such personal property leases.

         3.11     Inventories. Reserved.

         3.12     Accounts Receivable and Advances. Reserved.

         3.13 Intellectual Property. Schedule 3.13 is a true and complete list of all of the Business' Intellectual Property. Except as disclosed on
Schedule 3.13:

                  (a) All of the Business' Intellectual Property is owned by Seller free and clear of all Liens, and is not subject to any license, royalty or other agreement, and Seller has not granted any license or agreed to pay or receive any royalty in respect of any Business' Intellectual Property;

                  (b) None of the Business' Intellectual Property has been or is the subject of any pending or, to the best knowledge of Seller, threatened litigation or claim of infringement;

                  (c) No license or royalty agreement relating to the Business' Intellectual Property and to which Seller is a party will, as of the Closing, be in breach or default by any party thereto or the subject of any notice of termination given or, to the best knowledge of Seller, threatened;

                  (d) The products used by Seller and the services provided by Seller and any process, method, part, design, material or other Business' Intellectual Property it employs and, the marketing and use by Seller of any such product, service, or other Business' Intellectual Property, do not, to the best knowledge of Seller, infringe any Intellectual Property or confidential or proprietary rights of another, and Seller has not received any notice contesting its right to use any Business' Intellectual Property; and

                  (e) Seller owns or possesses adequate rights in and to all Intellectual Property necessary to conduct the Business as presently conducted.

         3.14 Contracts. Schedule 3.14 lists all the contracts and arrangements of the following types to which Seller is a party or by which it is bound, and which are necessary for the operation of the Business:

                  (a) Any collective bargaining agreement and a summary of the collective bargaining unit's position with respect to any such agreement currently the subject of negotiations;

                  (b) Any Contract or arrangement of any kind (including employment contracts) with any employee, officer or director of Seller or any of the respective Affiliates of such individuals, or any Contract or other arrangement of any kind with Seller or any Affiliates of Seller other than any such Contract or arrangement described in
         Section 3.17(a);

                  (c) Any Contract or arrangement with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distribution or promotional activities, or any Contract to act as one of the foregoing on behalf of any Person;

                  (d) Any Contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services, having a value in excess of $1,000;

                  (e) Any Contract or arrangement pursuant to which Seller has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

                  (f) Any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property, loan commitment or other Contract or arrangement relating to the borrowing of funds, an extension of credit or financing directly to, or for the direct benefit of, the Business;

                  (g) Any Contract or arrangement involving a partnership, joint venture or other cooperative undertaking;

                  (h) Any Contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of the Business;

                  (i) Any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of Seller in connection with the Business, or Seller is granted the authority to act for or on behalf of any Person in connection with the Business;

                  (j) Any Contract related to the Business for which the full performance thereof may extend beyond 30 days from the Closing Date;

                  (k) Any Contract related to the Business not made in the ordinary course of the business and which is to be performed in whole or in part at or after the date of this Agreement;

                  (l) Any Contract, whether or not fully performed, relating to any acquisition or disposition of the Business or any acquisition or disposition of any subsidiary, division, line of business, or real property related to the operation of the Business; and

                  (m) Any Contract not specified above that is material to the Business.

         Seller has delivered to Buyer true and complete copies of each document listed on Schedule 3.14, and a written description of each oral arrangement so listed.

         3.15 Permits and Licenses. Schedule 3.15 is a true and accurate list of all licenses, certificates, permits, and franchises (collectively, "Permits") held by Seller and necessary for the lawful operation of the Business. Except for the Permits set forth on Schedule 3.15, there are no other Permits, whether federal, state, local or foreign, which are necessary for the lawful operation of the Business.

         3.16     Insurance.

                  (a) Schedule 3.16 contains an accurate and complete list of coverage limits for all policies of fire, liability, workers' compensation, title and other forms of insurance owned, held by Seller and applicable to the operation of the Business or ownership of the Assets. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. As applied to the Business, such policies are sufficient for compliance with all requirements of Law and are valid, outstanding and enforceable policies. Seller has not been refused any insurance with respect to Assets or the Business and such coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

                  (b) Seller has furnished to Buyer a list of all claims, which, since December 31, 1997, have been made by Seller under any workers' compensation, general liability, property or other insurance policy applicable to the Business or the Assets. Except as set forth on said list, there are no pending or, to the best knowledge of Seller, threatened claims under any insurance policy. Such claim information includes the following information with respect to each accident, loss, or other event: (i) the identity of the claimant; (ii) the nature of the claim; (iii) the date of the occurrence; (iv) the status as of the report date; and (v) the amounts paid or expected to be paid or recovered.

         3.17     ERISA.

                  (a) In accordance with Section 2.3 of this Agreement, Seller acknowledges that Buyer is not assuming any of the assets, liabilities, or obligations of Seller's Employee Plans (as defined in (i) below) or Benefit Arrangements (as defined in (iii) below), including, but not limited to:

                           (i) any "employee benefit plan," as defined in
                  Section 3(3) of ERISA which (A) is subject to any provision of ERISA and (B) is or was at any time during the last five years maintained, administered or contributed to by Seller or any affiliate (as defined below) and covers any employee or former employee of Seller or any affiliate employed in the operation of the Business or under which Seller or any affiliate has any liability with respect to the Business (referred to collectively herein as the "Employee Plans"). For purposes of this Section 3.17, "affiliate" of any person or entity means any other person or entity which, together with such person or entity, would be treated as a single employer under Section 414 of the Code, or is an "affiliate," whether or not incorporated, as defined in Section 407(d)(7) of ERISA, of such person or entity;

                           (ii) any "multiemployer plan," as defined in Section
                  3(37) of ERISA; or

                           (iii) any employment, severance or other similar
                  contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, deferred compensation, profit-sharing, bonus, stock option, stock ownership, stock appreciation, stock purchase, phantom stock or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not an Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by Seller or any of its affiliates, and (C) covers any employee or former employee employed in the operation of the Business, any shareholder or former shareholder of Seller or any of its affiliates (referred to collectively herein as the "Benefit Arrangements").

                  (b) Neither Seller nor any of its affiliates has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA.

                  (c) With respect to each Employee Plan and Benefit Arrangement, neither Seller nor any of its affiliates has engaged in prohibited transactions (as defined in ERISA Section 406 or Code
         Section 4975) which would result in any liability to Buyer, no penalty, fine, tax, action, suit, grievance, audit, examination, arbitration or other manner of litigation, or claim (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to such plans, Seller or any fiduciary (as defined in ERISA Section 3(21)) of such plans (including any action, suit, grievance, audit, examination, arbitration or other manner of litigation, or claim regarding conduct which allegedly interferes with the attainment of rights under such plans which would result in any liability to Buyer), neither Seller nor any fiduciary with respect to such plans has any knowledge of any facts which would give rise to or could give rise to any material liability for any penalty, fine, tax, action, suit, grievance, arbitration or other manner of litigation, or claim, and Seller has not incurred any lien under Section 401(a)(29) of the Code or any material liability for any tax or civil penalty imposed by Section 4971 or 4976 of the Code or Section 502 of ERISA, and no condition or set of circumstances exists that presents a material risk to Seller of incurring any such lien or liability.

                  (d) Each Employee Plan and Benefit Arrangement has been maintained, from the time of the inception of such plan or arrangement up to and including the performance of any or all transactions contemplated in this Agreement, in substantial compliance with its terms and the requirements and fiduciary standards prescribed by any and all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, which are applicable to such Employee Plan or Benefit Arrangement.

                  (e) There is no matter in respect of post-retirement health and medical benefits for retired employees of Seller or any of its affiliates which would result in any liability to Buyer, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code).

                  (f) Seller is not a party or subject to any union contract or any employment contract or arrangement providing for annual future compensation to any employee, shareholder, or independent contractor of Seller employed or engaged in the operation of the Business.

                  (g) The execution and consummation of the transactions contemplated by this Agreement will not constitute a triggering event under any Employee Plan or Benefit Arrangement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any obligation by Buyer for any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of Seller.

                  (h) Any reference to ERISA or the Code or any section thereof shall be construed to include all amendments thereto and applicable regulations and administrative rulings issued thereunder.


         3.18     Reserved.

         3.19     Taxes.

                  (a) All federal, state, local and foreign income, corporation and other Tax Returns (or extensions with respect thereto) have been filed for Seller, and all other filings in respect to Taxes have been made for Seller, for all periods through and including the Closing Date as required by applicable Law. All Taxes shown as due on all such Tax Returns and other filings have been paid. No separate Tax Return is required to be filed by Seller, and no separate Taxes are required to be paid by Seller, with respect to the Business or the Assets. No material issues have been raised in any examination by an Governmental Authority with respect to the Business which, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the liability for Taxes for any other period not so examined. All Taxes which Seller is required by Law to withhold or collect with respect to the Business, including without limitation, sales and use taxes, and amounts required to be withheld for Taxes of employees of the Business and other withholding taxes with respect to the Business, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose. All information returns required to be filed by Seller prior to the Closing Date with respect to the Business have been filed and all statements required to be furnished to payees with respect to the Business by Seller prior to the Closing Date have been furnished to such payees, and the information set forth on such information returns and statement is true, complete and correct.

                  (b) Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Code.

                  (c) Except as set forth on Schedule 3.19, none of the Assets constitute tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the assets reflected on the Financial Statements is subject to a lease, safe harbor lease or other arrangement as a result of which Seller is not treated as the owner for federal income tax purposes.

                  (d) Seller has not made or become obligated to make, and will not as a result of any event connected with any transaction contemplated herein become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).


         3.20     No Defaults or Violations. Except as set forth on Schedule
3.20:

                  (a) Seller is not in breach of any provision of, nor is in default under the terms of, any Selected Contract and, to the best knowledge of Seller, no other party to any such Selected Contract is in breach of such Contract or in default thereunder.

                  (b) Seller is in compliance in all material respects with, and no violation exists under, any and all Laws applicable to Seller in connection with the Business.

                  (c) No notice from any Governmental Authority has been received by Seller claiming any violation of any Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure, or asserting any Tax, assessment or penalty in connection with the Business.

         3.21     Environmental Matters.  Except as set forth on Schedule 3.21:

                  (a) The Business and all existing uses of the Assets are in material compliance with all Environmental Laws in effect as of the date hereof, and to the best knowledge of Seller there exists no condition or event which, with or without notice or the passage of time or both, would constitute a violation of or give rise to any Lien under any Environmental Law;

                  (b) There are no Environmental Permits necessary for the conduct or operation of the Business (or any part thereof), and Seller is in material compliance with all of the requirements, conditions and limitations included in such Environmental Permits;

                  (c) There is no, and Seller has not used or stored any, Hazardous Material in, on, or at the Leased Real Property except for supplies of substances listed on Schedule 3.21 which are used or are to be used in the ordinary course of business (which inventories have been stored, used and disposed of in accordance with all applicable Environmental Laws and Environmental Permits);

                  (d) Seller has not received any notice from Governmental Authority or any other Person that any past or present aspect of the Business, the Assets or the Leased Real Property is in violation of any Environmental Law or Environmental Permit, or that Seller is responsible or liable (or potentially responsible or liable) for the investigation, cleanup or remediation of any Hazardous Materials at the Leased Real Property;

                  (e) Seller has not at any time deposited or incorporated any Hazardous Material into, on, beneath, or adjacent to the Leased Real Property;

                  (f) Neither the Business, the Assets nor the Leased Real Property is the subject of any litigation or proceeding in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to violations of or liability under any Environmental Law;

                  (g) Seller has not been required to file reports and notifications with respect to the Business, the Assets or the Leased Real Property or to maintain records and data under Environmental Laws;

                  (h) To the best knowledge of Seller, neither Seller nor any predecessor thereof has transported or arranged for the transportation of any Hazardous Material to any location which is listed or proposed in the Federal Register for listing on the National Priorities List pursuant to CERCLA or on any similar state list; and

                  (i) No condition exists or has existed or event has occurred with respect to the Business, the Assets, or the Leased Real Property which, with or without notice, passage of time or both, could give rise to any present or future liability of Seller pursuant to any Environmental Law.

         3.22     Litigation.

                 (a) Except as set forth on Schedule 3.22, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the best knowledge of Seller, threatened against or affecting the Business or the Assets and Seller is not aware of any facts or circumstances which may give rise to any of the foregoing. Except as set forth on Schedule 3.22, Seller is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority related to the Business or the Assets. Seller has not entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation other than the payment of money or for which Seller has any continuing obligation related to the Business or the Assets.

                 (b) There are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of Seller threatened by or against Anthem or Seller with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and to the best knowledge of Seller there is no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

         3.23 No Conflict of Interest. Except as set forth on Schedule 3.23, neither Seller nor any of its Affiliates have or claim to have any direct or indirect interest in the Assets, except as directly results from the ownership thereof. Except as set forth on Schedule 3.23, neither Seller nor any of its Affiliates have any direct or indirect interest in any other Person which conducts a business materially the same as the

Business, except for the ownership of any class of securities of any publicly held corporation held in passive investment portfolios. Schedule 3.23 contains a complete and accurate description of all such Persons, interests, arrangements and other matters.

         3.24 Bank Accounts. Schedule 3.24 sets forth the names and locations of each bank or other financial institution at which Seller has an account (giving the account numbers) or safe deposit box for the Business and the names of all Persons authorized to draw thereon or have access thereto.

         3.25     Customers, Suppliers, Etc.

                  (a) Schedule 3.25 sets forth a list of the ten largest customers of the Business in terms of revenue during each of (i) the calendar year ended December 31, 1997, and (ii) the calendar year ended December 31, 1998 (collectively, the "Major Customers"), showing the total revenue received in each such period from each such customer;

                  (b) Except to the extent set forth on Schedule 3.25, since December 31, 1998, there has not been any adverse change in the business relationship, and there has been no material dispute between Seller and any Major Customer or major supplier, agent or sales representative, and there is no indications that any Major Customer intends to reduce its purchases from Seller.

         3.26 Claims Against Officers and Directors. There are no pending or, to the best knowledge of Seller, threatened claims against any director, officer, employee or agent of Seller or any other Person related to the Business or the Assets which could give rise to any claim for indemnification against Seller.

         3.27 Due Diligence Materials. Except as set forth on Schedule 3.27, Seller shall have provided or made available to Buyer or its representatives, in accordance with the terms of Section 5.2, all documents of the character and type reasonably requested by Buyer in connection with its "due diligence" investigation of the Business and the Assets, and there are no material documents in the possession of Seller or, to the best knowledge of Seller, any of its agents or representatives of a character or type described in such requests which have not been so provided to Buyer or its representatives.

         3.28 Improper and Other Payments. Except as set forth on Schedule 3.28, neither Seller, any director, officer, employee, agent or representative of Seller, nor any Person acting on behalf of any of them, has made, paid or received in connection with the operation of the Business (a) any bribes, kickbacks or other similar payments to or from any Person, whether lawful or unlawful, (b) any contributions, directly or indirectly, to a domestic or foreign political party or candidate, or (c) any improper foreign payment (as defined in the Foreign Corrupt Practices Act).

         3.29     Business of Seller. Reserved.

         3.30 Complete Disclosure. No representation or warranty by Seller in this Agreement or the schedules referenced in this Article III contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.

         3.31 Brokers, Finders. The transactions contemplated by this Agreement were not submitted to Seller by any broker or other person entitled to a commission, finder's fee or like payment thereon, and were not, with the consent of Seller, submitted to Buyer by any broker or other person. No action on the part of Seller has given rise to any valid claim by any person for a commission, finder's fee or like payment against any of the parties to this Agreement.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties are remade on the Closing Date), as follows:

         4.1 Due Incorporation. CHS is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. As of Closing, CHS will be in good standing as a foreign corporation in States of Kentucky and Indiana, with all requisite corporate power to own, lease, and operate the Business and its properties to be used in connection therewith.

         4.2 Due Authorization. Buyer has full power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. Buyer has duly and validly executed and delivered this Agreement and at the Closing will duly and validly execute and deliver the Related Agreements. This Agreement constitutes the legal, valid and binding obligations of Buyer, and the Related Agreements, upon execution and delivery by Buyer, will constitute the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent transfer, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

         4.3      Consents and Approvals; Authority Relative to this Agreement.

                  (a) Except as set forth on Schedule 4.3, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance of this Agreement by Buyer or the Related Agreements or the consummation of the transactions contemplated hereby or thereby.

                  (b) Except as set forth on Schedule 4.3, the execution, delivery and performance by Buyer of this Agreement and the Related Agreements do not and will not, and the consummation of the transactions contemplated hereby and thereby does not and will not, (i) violate any Law; or (ii) violate or conflict with any provision of the articles of incorporation, charter, code of regulations, or similar organizational instruments of Buyer.

         4.4 Brokers, Finders. Except as set forth below, the transactions contemplated by this Agreement were not submitted to Buyer by any broker or other person entitled to a commission, finder's fee or like payment thereon. Except for a finder's fee or like payment which may be payable to the North American Employers Council, Inc. and/or Century Business Services, Inc. by Buyer, no action on the part of Buyer has given rise to any valid claim by any person for a commission, finder's fee or like payment against any of the parties to this Agreement.

         4.5 Complete Disclosure. No representation or warranty by Buyer in this Agreement or the schedules referenced in this Article IV contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE V
                                   COVENANTS

         5.1 Implementing Agreement. Subject to the terms and conditions hereof, each party hereto shall use its best efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the transactions contemplated hereby. Seller agrees that, unless this Agreement is terminated in accordance with the provisions of
Section 9.1, Seller will not encumber the Assets, will not sell the Assets to any Person other than Buyer (or an Affiliate of Buyer), will not initiate or continue discussion with any Person other than Buyer concerning any sale of the Assets or any other similar transaction involving the sale of the Business, and will not take any other action which would have the effect of preventing or disabling Seller's performance of its obligations under this Agreement. Buyer agrees that, unless this Agreement is terminated in accordance with the provisions of Section 9.1, Buyer will not initiate or continue discussions with any Person other than Seller concerning any merger or purchase of the assets or capital stock or any similar transaction involving a competitor of the Business and will not take any other action which would have the effect of preventing or disabling Buyer's performance of its obligations under this Agreement.

         5.2 Financial Statements. Seller shall provide reasonable assistance to Buyer and/or any Affiliate of Buyer (or their agents) in the preparation of (a) audited balance sheets of the Business as of December 31, 1997 and December 31, 1998 and the related audited statements of income, retained earnings and cash flows for the three fiscal years ended December 31, 1998 and (b) an unaudited balance sheet of the Business for any interim period ending on or prior to the Closing Date and unaudited statements of income, retained earnings and cash flows for any interim period ending on or prior to the Closing Date, in each case to the extent required to enable Buyer to satisfy its Form 8-K filing requirement under the Securities Exchange Act of 1934, as amended, provided that Seller shall not be required to incur any out-of-pocket expenses in connection therewith.

         5.3      Access to Information and Facilities.

                  (a) From and after the date of this Agreement (or such earlier time as Buyer and Seller shall have mutually agreed), Seller shall give Buyer and Buyer's representatives, upon reasonable notice and without disruption to the Business, reasonable access, in the presence of a designated agent of Seller and during normal business hours, to all of the facilities, properties, books, Contracts, commitments and records of Seller related to the Business or the Assets and shall make the officers and employees of Seller available to Buyer and its representatives and will furnish any and all information concerning the Business and the Assets which Buyer or its representatives reasonably request. A designated agent of Seller shall have the right to be present at all discussions Buyer or its representatives may have with officers or employees of Seller.

                  (b) Except as may be reasonably necessary to carry out this Agreement and the transactions contemplated hereby, Buyer will not, and will instruct its Affiliates, employees, and agents not to, disclose Business Confidential Information to any Person other than Buyer's employees and agents on a "need to know" basis without the prior consent of Seller, unless compelled to disclose any such Business Confidential Information by judicial or administrative process or, in the opinion of Buyer's counsel, by other requirements of Law.

                  (c) Except as may be reasonably necessary to carry out this Agreement and the transactions contemplated hereby, Seller will not, and will instruct its Affiliates, employees, and agents not to, disclose any Buyer Confidential Information to any Person other than Seller's employees and agents on a "need to know" basis without the prior consent of Buyer, unless compelled to disclose any such Buyer Confidential Information by judicial or administrative process or, in the opinion of Seller's counsel, by other requirements of Law.

         5.4 Preservation of Business. From the date of this Agreement until the Closing Date, and except for the proposed transactions described in
Schedule 5.4, Seller shall operate the Business only in the ordinary and usual course of business and consistent with past practices and shall use its best efforts to: (a) maintain the Assets in substantially their current state, excepting normal wear and tear, and preserve intact the present business organization and personnel of the Business;
(b) preserve the goodwill and advantageous relationships of the Business with customers, suppliers, independent contractors, employees and other Persons material to the operation of the Business; and (c) not take any action or omit to take any action which would cause any of the representations or warranties of Seller contained herein to become inaccurate or any of the covenants of Seller to be breached. Without limiting the generality of the foregoing, except as set forth in Schedule 5.4, Seller will not, without the prior written consent of
Buyer:

                  (i) Incur any obligation or enter into any Contract with respect to the Business which requires a payment by Seller in excess of, or a series of payments which in the aggregate exceed, $10,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $10,000;

                  (ii) Take any action, or enter into or authorize any Contract or transaction with respect to the Business, other than in the ordinary course of business and consistent with past practices;

                  (iii) Sell, transfer, convey, assign or otherwise dispose of any of the Assets;

                  (iv) Waive, release or cancel any claims against third parties or debts owing to Seller, or any rights which have any value, with respect to the Business;

                  (v) Make any changes in its accounting system, policies, principles or practices with respect to the Business;

                  (vi) Enter into, authorize, or permit any transaction with respect to the Business with any Affiliate of Seller except in the ordinary course, consistent with past practices;

                  (vii) Make any loans, advances or capital contributions to, or investments in, any other Person with respect to the Business;

                  (viii) Except for capital expenditures contemplated by (xiii), below, acquire, lease or encumber any assets outside the ordinary course of business or any assets which are material to the Business;

                  (vix) Authorize or make any capital expenditure with respect to the Business which individually is in excess of $10,000; or

                  (x) Terminate, modify, amend or otherwise alter or change any of the terms or provisions of any Selected Contract, or pay any amount not required by Law or by any Contract, other than in the ordinary course of business and consistent with past practices.

         5.5 Consents and Approvals. Except as set forth in Schedule 5.5, Buyer shall be responsible to obtain all consents, approvals, certificates and other documents required in connection with the performance of its obligation under this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby. In addition, Buyer shall be responsible to attempt to obtain all third party consents related to the assignment of the Selected Contracts from CIC to Buyer. Buyer shall be responsible to make all filings, applications, statements and reports to all Governmental Authorities which are required to be made pursuant to any applicable Law in order to obtain all consents and approvals necessary for the consummation of the transactions contemplated by this Agreement and to expedite submission of all materials required by any Governmental Authority in connection with such filings.

         5.6 Maintenance of Insurance. Seller shall continue to carry its existing insurance on the Business and the Assets through the Closing Date, and Seller shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist. Seller's obligations under this Section 5.6 shall cease as of 11:59 p.m. (Eastern Standard Time) on the Closing Date.

         5.7      Resignation of Officers and Directors. Reserved.

         5.8      Supplemental Information.

                  (a) From time to time prior to the Closing, Seller will promptly disclose in writing to Buyer any matter hereafter arising which, if existing, occurring or known on the date of this Agreement would have been required to be disclosed to Buyer or which would render materially inaccurate any of the representations, warranties or statements set forth herein. No information provided to a party pursuant to this Section 5.8(a) shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement.

                  (b) From time to time prior to the Closing, Buyer will promptly disclose in writing to Seller any matter hereafter arising which, if existing, occurring or known on the date of this Agreement would have been required to be disclosed to Seller or which would render materially inaccurate any of the representations, warranties or statements set forth in Article IV hereof. No information provided to a party pursuant to this Section 5.8(b) shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement.

                  (c) After the Closing, Buyer shall give Seller and Seller's representatives, upon reasonable notice setting forth a reasonable business purpose of the request and without disruption of the Business, reasonable access, in the presence of a designated agent of Buyer and during normal business hours, to Buyer's books and records related to the operation of the Business prior to the Closing for any reasonable business purpose of Seller.

         5.9 Use of Name. Seller agrees that Buyer shall have the right to use the name "Anthem Managed Comp" in Buyer's operation of the Business during the Open Enrollment Period.

         5.10     Tax Indemnity.

                  (a) For purposes of this Agreement, "Tax Indemnification Period" means the period (including all prior taxable years) ending on and including the Closing Date. For any taxable year of Seller that does not end on, and would otherwise extend beyond, the Closing Date, there shall be a deemed short taxable year ending on and including the Closing Date and a second deemed short taxable year beginning on and including the day after the Closing Date. For purposes of allocating gross income and deductions between deemed short taxable years, the books of Seller with respect to the Business shall be closed as of the close of business on the Closing Date, and all amounts of income, gain, loss and deduction shall be reflected in the period in which such items accrued under Seller's normal tax accounting methods.

                  (b) Seller agrees to indemnify Buyer against, and agrees to hold it harmless from, any Losses incurred or suffered by Buyer relating to or arising out of or in connection with any and all Taxes that have become due and payable during, or which have accrued with respect to the Business and/or the Assets for, any period included in the Tax Indemnification Period and that have not been paid prior to the Closing Date. Any Taxes attributable to the operations of the Business and/or the Assets payable as a result of an audit of any Tax Return shall be deemed to have accrued in the period to which such Taxes are attributable.

         5.11     Non-Compete.

                  (a) Seller shall not, within Ohio, Kentucky or Indiana (the "Restricted Area"), directly or indirectly, for a period commencing on the Closing Date and terminating on the fifth anniversary thereof (the "Restricted Period"): (i) engage in or otherwise participate in any business which competes with the Business; or (ii) own or hold an ownership or other interest in a Person as a partner, shareholder, principal, agent, trustee, member, consultant, creditor, or other similar relationship or capacity, which Person engages in or otherwise participates in any business which competes with the Business, except that Seller may own or hold an ownership interest in any class of securities of any publicly held corporation held in passive investment portfolios. During the Restricted Period, Seller shall not, directly or indirectly, permit any Person which engages in or otherwise participates in any business which competes with Buyer (a "Competitor") to use the same provider networks utilized by Buyer in the operation of the Business in Kentucky and Indiana in a manner which allows such Competitor to compete with the Business in such states. During the Restricted Period, Seller shall keep secret and retain in strictest confidence, and shall not use for the benefit of itself or its Affiliates, all Business Confidential Information, and shall not disclose such information to anyone outside of Buyer without the express written consent of Buyer and except for such Business Confidential Information which (A) is at the time of receipt or thereafter becomes publicly known through no wrongful act of Seller or
         (B) is received from a third party not under an obligation to keep such information confidential or (C) is required to be disclosed by the order of any Governmental Authority.

                  Notwithstanding the foregoing, this Section 5.11(a) shall not prohibit or prevent Seller from utilizing with Century Workers' Compensation or with any National Accounts the same provider networks utilized by Buyer in the operation of the Business in Kentucky or Indiana.

                  (b) In the event that Seller acquires a business which includes an activity that competes with the Business in the Restricted Area, Seller shall not be in violation of Section 5.11(a) if Seller ceases to operate such competitive activity within 120 days of the date of such acquisition. In the event that Seller acquires a business which includes an activity that competes with the Business in the Restricted Area, Buyer shall have a right of first refusal with respect to the purchase of such business.

                  (c) During the Restricted Period, Seller shall not, directly or indirectly, knowingly solicit or encourage to leave the employment of Buyer any Transferring Employee employed by Buyer or, within six months of the date such Transferring Employee ceases to be employed by Buyer, hire any Transferring Employee previously employed by Buyer. The six-month period shall not apply, however, to any Transferring Employee discharged by Buyer.

                  (d) If Seller breaches, or threatens to commit a breach of, any of the provisions contained in this Section 5.11 (the "Restrictive Covenants"), Buyer shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Buyer under law or in equity:

                           (i) The right and remedy to have the Restrictive
                  Covenants specifically enforced (without posting any bond) by any court having equity jurisdiction, including, without limitation, the right to an entry against Seller of restraining orders and injunctions (preliminary, mandatory, temporary, and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable harm to Buyer and that money damages will not provide adequate remedy to Buyer.

                           (ii) With respect to a breach of Section 5.11(a), the
                  right and remedy to require Seller to account for and pay over to Buyer all compensation, profits, monies, accruals, increments of other benefits derived or received by Seller as the result of any transaction constituting a breach of Section 5.11(a).

                  (e) On and after the second anniversary of the Closing Date, Seller shall have the option, exercisable at any time on and after such date, to terminate all of its obligations under this Section 5.11 (the "Termination Option"). In order to exercise the Termination Option, Seller shall give written notice to Buyer stating that it is thereby exercising the Termination Option (the "Termination Notice"). The Termination Notice shall specify the effective date of the Termination Option (the "Effective Date"), which date shall not be sooner then the date the Termination Notice is delivered to Buyer. On and after the Effective Date, Seller shall have no further obligations under this
         Section 5.11. If Seller exercises the Termination Option, then, on and after the Effective Date, the amount of the Deferred Payments thereafter becoming due and payable by Buyer shall be reduced to equal the following amount: (i) one-half of the amount of the applicable Deferred Payment set forth in Section 2.2(c)(iii) - (vi), minus (ii) the amount of the applicable credit under Section 2.7, above, plus the amount of the applicable Post-Closing Purchase Price Adjustment under
         Section 2.5, above. Under no circumstances shall the amount of any Deferred Payment due and payable by Buyer to Seller be less than zero. An example of this calculation is set forth on Schedule 5.11(e).

         5.12     Employees of the Business.

                  (a) Buyer shall offer employment to those employees of Seller set forth on Exhibit D (the "Specified Employees") on such terms and conditions as may be acceptable to Buyer; provided, however, that Buyer shall provide benefits comparable to those benefits provided to Buyer's other employees and shall give the Specified Employees credit for service with Seller. The Specified Employees who accept the offer of employment by Buyer are hereinafter referred to as the "Transferring Employees." For all periods up to and including the Closing Date, Seller shall pay all salary and benefits due the Transferring Employees, including, but not limited to, benefits payable under
         Section 4980B of the Code and Sections 601-607 of ERISA and the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and
         Section 9801 of the Code and Section 701 of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). The employment period of the Transferring Employees shall commence on the day after the Closing Date.

                  (b) Seller shall promptly pay or cause to be paid to each of the Transferring Employees not later than 30 days following the Closing Date all amounts which are due and payable to the Transferring Employees with respect to their employment by Seller, including, but not limited to, all paid time off to which they are entitled. Buyer shall be responsible for post-employment obligations that arise out of the employment relationship with Buyer after the Closing, including COBRA, for all Transferring Employees. Buyer's obligations hereunder are intended to create a situation which will not constitute or cause any "mass layoff", "plant closing" or any other "employment loss" in the facilities of Seller or its Affiliates as those terms are defined by the Worker Adjustment and Retraining Notification Act, 29 USA Sections 2101-2109.

                                   ARTICLE VI
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligations of Buyer under Article II of this Agreement are subject to the satisfaction or waiver by Buyer of the following conditions precedent on or before the Closing Date:

         6.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Seller contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as of the Closing Date with the same force and effect as though made by Seller on and as of the Closing Date.

         6.2 Compliance with Agreements and Covenants. Seller shall have performed and complied with all of its respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by Seller on or prior to the Closing Date.

         6.3 Consents and Approvals. Buyer shall have received written evidence satisfactory to Buyer that all consents and approvals necessary for the consummation of the transactions contemplated by this Agreement or the operation of the Business by Buyer after the Closing in substantially the same manner as operated by CIC prior to the Closing have been obtained, including without limitation the following:

                  (a) The consent and/or approval from OBWC for the assignment of the MCO Contract from CIC to Buyer, and any other consents or approvals required from OBWC or any other Ohio Governmental Authority for the change in control of the Business or to otherwise permit Buyer to operate the Business in substantially the same manner as operated by CIC in Ohio;

                  (b) The consent and/or approval from all necessary Kentucky Governmental Authorities to permit Buyer to operate a managed care organization in Kentucky on and after the Closing and any other consents or approvals required by such Governmental Authorities for the change in control of the Business or to otherwise permit Buyer to operate the Business in substantially the same manner as operated by CIC in Kentucky;

                  (c) Any other consents or approvals from any other Governmental Authorities necessary to consummate the transactions contemplated by this Agreement or to permit Buyer to operate the Business in substantially the same manner as operated by CIC; and

                  (d) The consents from all third parties relating to the assignment of the Selected Contracts from CIC to Buyer.

         6.4 Documents. Buyer shall have received all of the agreements, documents and items specified in Section 8.2.

         6.5 Related Agreements. The form and content of the Related Agreements shall each be acceptable to Buyer.

         6.6 Due Diligence Review. Buyer shall have been satisfied, in its sole discretion: (a) with the results of its investigation and review of the business, operations, assets, liabilities, results of operations, cash flows, condition (financial and otherwise) and prospects of, and other matters relating to, the

Business as of a date two Business Days prior to the Closing; and (b) that there is no material adverse misstatement with respect to Seller's representations set forth herein.

         6.7 Delivery of Schedules and Exhibits. Buyer shall have received all of Seller's schedules and exhibits in final form at least two Business Days prior to the Closing Date (not counting the Closing Date as one of such days), and no such schedule or exhibit contains or reflects a Business Material Adverse Change from the last previous schedule or exhibit received by Buyer.

         6.8 No Material Adverse Change. No Business Material Adverse Change shall have occurred and no event shall have occurred which, in the sole judgment of Buyer, is reasonably likely to have a Business Material Adverse Effect.

         6.9 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which: (a) likely will have a Business Material Adverse Effect; or (b) likely could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby.

         6.10 Financial Statements. Buyer shall have received from Seller the Financial Statements.

         6.11 Anthem Agreement. Buyer shall have received from Anthem an executed counterpart of the Anthem Agreement.


                                   ARTICLE VII
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of Seller under Article II of this Agreement are subject to the satisfaction or waiver by Seller of the following conditions precedent on or before the Closing Date:

         7.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Buyer contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as of the Closing Date with the same force and effect as though made by Buyer on and as of the Closing Date.

         7.2 Compliance with Agreements and Covenants. Buyer shall have performed and complied with all of its respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by Buyer on or prior to the Closing Date.

         7.3 Documents. Seller shall have received all of the agreements, documents and items specified in Section 8.3.

         7.4 Related Agreements. The form and content of the Related Agreements shall each be acceptable to Seller.

         7.5 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which could likely enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of the Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby.

         7.6 Delivery of Schedules and Exhibits. Seller shall have received all of Buyer's schedules and exhibits in final form at least two Business Days prior to the Closing Date (not counting the Closing

Date as one of such days), and no such schedule or exhibit contains or reflects a Business Material Adverse Change from the last previous schedule or exhibit received by Seller.

         7.7 Release of Obligation. Seller shall have been released from all of its obligations under the Strategic Alliance Agreement.

         7.8 CMI Agreement. Seller shall have received from CMI an executed counterpart of the CMI Agreement.


                                  ARTICLE VIII
                                     CLOSING

         8.1 Closing. The Closing shall be scheduled to occur at the offices of Baker and Hostetler LLP, 65 East State Street, Suite 2100, Columbus, Ohio 43215, at 10:00 a.m. local time, on June 15, 1999, or such other date as the parties hereto shall mutually agree (the "Closing Date"). The Closing and all transactions to occur at the Closing shall be deemed to have taken place at, and shall be effective as of, the close of business on the Closing Date.

         8.2 Deliveries by Seller. At the Closing, in addition to any other documents or agreements required under this Agreement, Seller shall deliver to Buyer the following:

                  (a) An executed bill of sale for all Assets constituting Personal Property in form and content acceptable to Buyer;

                  (b) An executed assignment of all Assets constituting Intellectual Property in form and content acceptable to Buyer;

                  (c) An executed counterpart of an assignment and assumption of the Selected Contracts in form and content mutually acceptable to Buyer and Seller (the "Assignment and Assumption of Contracts");

                  (d) Executed counterparts of such other assignment or conveyance documents as may be reasonably requested by Buyer, all of which shall be in form and content reasonably acceptable to Buyer;

                  (e) An executed counterpart of the Sublease;

                  (f) An executed counterpart of the Transition Agreement;

                  (g) An executed counterpart of the Network Access Fee
         Agreement;

                  (h) An executed counterpart of the Anthem Agreement;

                  (i) An executed counterpart of the CMI Agreement;

                  (j) A written statement from each Person holding a Lien upon any of the Assets confirming the repayment of the indebtedness secured thereby and the release as of the Closing Date of such Lien and all obligations under any and all Contracts relating thereto;

                  (k) A certificate dated as of the Closing Date from Seller certifying as to the compliance by Seller with Sections 6.1 and 6.2 of this Agreement;

                  (l) A certificate of CIC's Secretary certifying the approval of this Agreement, the Related Agreements, and the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of
         CIC);

                  (m) A certificate of Anthem's Secretary certifying the approval of the Anthem Agreement and the transactions contemplated thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Anthem); and

                  (n) A legal opinion dated as of the Closing Date from the firm of Thompson Hine & Flory LLP in form and content reasonably acceptable to Buyer.

         8.3 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller the following:

                  (a) The Cash Payment;

                  (b) An executed counterpart of the Assignment and Assumption of Contracts;

                  (c) An executed counterpart of the Sublease;

                  (d) An executed counterpart of the Transition Agreement;

                  (e) an executed counterpart of the Network Access Fee
         Agreement;

                  (f) An executed counterpart of the Anthem Agreement;

                  (g) An executed counterpart of the CMI Agreement;

                  (h) Documentation satisfactory to Seller evidencing Seller's full and complete release from all of its obligations under the Strategic Alliance Agreement;

                  (i) A certificate dated as of the Closing Date from Buyer certifying as to compliance by Buyer with Sections 7.1 and 7.2 of this Agreement;

                  (j) A certificate of CHS's Secretary certifying the resolutions of the Board of Directors of CHS approving this Agreement, the Related Agreements, and the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of CHS;

                  (k) A certificate of CMI's Secretary certifying the approval of the CMI Agreement and the transactions contemplated thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of CMI); and

                  (l) A legal opinion dated as of the Closing Date from the firm of Baker & Hostetler LLP in form and content reasonably acceptable to Seller.

                                   ARTICLE IX
                                   TERMINATION

         9.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

                  (a) By the mutual consent of Seller and Buyer;

                  (b) By Seller or Buyer, if the Closing shall not have taken place on or before June 30, 1999; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose willful failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

                  (c) By Buyer: (i) if there shall have been a material breach of any covenant, representation or warranty or other agreement of Seller hereunder, and such breach shall not have been remedied within ten Business Days after receipt by Seller of a notice in writing from Buyer specifying the breach and requesting such be remedied; or (ii) if Buyer is unable to obtain any consent of the Governmental Authority to the transactions contemplated by this Agreement; or

                  (d) By Seller, if there shall have been a material breach of any covenant, representation or warranty or other agreement of Buyer hereunder, and such breach shall not have been remedied within ten Business Days after receipt by Buyer of notice in writing from Seller specifying the breach and requesting such be remedied.

         9.2 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 5.3(b), 5.3(c), 11.1, and 11.11, which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior willful breach of this Agreement.


                                    ARTICLE X
                                 INDEMNIFICATION

         10.1 Survival. Except as otherwise specified, the representations and warranties of Seller contained herein shall survive the Closing for a period expiring at the close of business on the third anniversary of the Closing Date (the "Survival Date") except that: (a) Tax Warranties shall survive until the Tax Statute of Limitations Date; and (b) Title and Authorization Warranties shall survive forever. The representations and warranties of Buyer contained herein shall survive the Closing for a period expiring at the close of business on the Survival Date except that the representations and warranties set forth in Sections 4.1, 4.2 and 4.3 hereof shall survive forever.

         10.2 Limits on Indemnification. The parties hereto agree that any indemnification payments to be made pursuant to this Agreement by Seller on the one hand or Buyer on the other hand shall be subject to the requirement that no claim may be made: (a) until the aggregate amount of indemnifiable Losses incurred by Seller on the one hand or Buyer on the other hand exceeds $30,000, at which time such claim for indemnification may be made for the aggregate amount of all indemnifiable losses including the first $30,000; or (b) which, together with all other indemnifiable losses incurred by Seller on the one hand or Buyer on the other hand, exceeds an aggregate amount equal to the Purchase Price.

         10.3 Indemnification by Seller. Subject to the limitations set forth in this Article X, Seller agrees to indemnify Buyer against, and agrees to defend and hold Buyer harmless from, any and all Losses incurred or suffered by Buyer relating to or arising out of or in connection with any of the following:

                  (a) Any breach of or inaccuracy in any representation or warranty made by Seller in this Agreement or any document delivered at the Closing; provided, however, that: (A) except for breaches of or inaccuracies in Tax Warranties or Title and Authorization Warranties, a notice of Buyer's claim shall have been given to Seller not later than the close of business on the Survival Date; and (B) in the case of a Tax Warranty, a notice of Buyer's claim shall have been given to Seller not later than the Tax Statute of Limitations Date;

                  (b) Any breach of or failure by Seller to perform any covenant or obligation of such party set out or contemplated in this Agreement or any document delivered at the Closing; or

                  (c) Any obligations applicable to the MCO Provider Account with respect to overpayments or improper payments made or occurring on or prior to the Closing in excess of the amount set forth in Section 2.3(b). Buyer shall follow its normal operating procedures, if any, with respect to offsetting provider overpayments against subsequent payments due such provider and shall take reasonable steps to recover provider overpayments before seeking indemnification under this subsection. However, reasonable steps shall not require Buyer to institute any legal action to recover provider overpayments. Indemnification under this Section 10.3(c) shall not be subject to any of the limitations set forth in this Article X.

         10.4 Indemnification by Buyer. Subject to the limitations set forth in this Article X, Buyer agrees to indemnify Seller against, and agrees to defend and hold Seller harmless from, any and all Losses incurred or suffered by Seller relating to or arising out of or in connection with any of the following:

                  (a) Any breach of or any inaccuracy in any representation or warranty made by Buyer in Article IV in this Agreement or any document delivered at the Closing;

                  (b) Any breach of or failure by Buyer to perform any covenant or obligation set out or contemplated in this Agreement or any document delivered at the Closing; or

                  (c) Buyer's use of the name "Anthem Managed Comp." Indemnification under this Section 10.4(c) shall not be subject to any of the limitations set forth in this Article X.

         10.5     Claims. The provisions of this Section shall be subject to
Section 10.6. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the indemnified person ("Indemnified Person") shall promptly give notice to the indemnifying person ("Indemnifying Person") of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent, if any, that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within 30 days of receiving notice thereof, the Indemnified Person shall be entitled to recover, on the thirty-fifth day after such notice was given, from the Indemnifying Person the amount of such claim; if the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover, on the thirty-fifth day after such notice was given, from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person's claim for the difference. If the Indemnifying Person objects in writing to such indemnification claim within 30 days of receiving notice thereof, the validity of the indemnification claim and the extent of the Indemnifying Person's liability therefor, shall be determined by a court of appropriate jurisdiction. Buyer shall be entitled, but not required, to set off the amount of any claim or claims in respect of which Buyer is determined to be entitled to indemnification or payment by Seller against any amount due from Buyer to Seller under the Post-Closing Cash Payment of the Deferred Payments. In addition to the amounts recoverable by the Indemnified Person from the Indemnifying Person pursuant to the foregoing provisions, the Indemnified Person shall also be entitled to recover from the Indemnifying Person interest on such amounts at the rate of the Prime Rate from, and including, the thirty-fifth day after such notice of an indemnification claim is given to, but not including, the date such recovery is actually made by the Indemnified Person.

         10.6 Notice of Third-Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to promptly given notice shall not relieve the Indemnifying Person of its obligations except to the extent, if any, that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right, but not the duty, to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         10.7 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any claim, suit, action or proceeding shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent and provided further that no settlement or compromise shall be made by an Indemnified Person, if the Indemnifying Person assumes the defense as provided in Section 10.6. The Indemnified Person will give the Indemnifying Person at least 30 days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

         10.8 Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

         10.9 Tax Character. Seller and Buyer agree that any payments pursuant to this Article X will be treated for federal and state income tax purposes as adjustments to the purchase price of the Assets, and that they will report such payments on all Tax Returns consistently with such characterization.


                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Expenses. Seller shall pay all expenses of Seller (including attorneys' fees and expenses) and Buyer shall pay all expense of Buyer (including attorneys' fees and expenses), in each case incurred in connection with this Agreement and the transactions contemplated hereby. Seller shall pay all sales, use, stamp, transfer, service, recording, real estate and like taxes or fees, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Assets.

         11.2 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by each of the parties hereto.

         11.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given as follows: (a) when received if given in person or by courier or a courier service; (b) on the date of transmission as evidenced by receipt of electronic confirmation if sent by telex, facsimile or other wire transmission; or (c) two Business Days after being deposited in the U.S. or Canadian mail, certified or registered mail, postage prepaid:


         (a)      If to Buyer:

                  CompManagement Health Systems, Inc.
                  6377 Emerald Parkway
                  Dublin, Ohio 43016
                  Attention: Robert J. Bossart, CEO
                  Facsimile No: (614) 760-8111

                  With Copy to:

                  Baker & Hostetler LLP
                  65 East State Street, Suite 2100
                  Columbus, Ohio 43215
                  Attention: Joseph P. Boeckman, Esq.
                  Facsimile No: (614) 462-2616

         (b) If to Seller:

                  Anthem Insurance Companies, Inc.
                  120 Monument Circle
                  Indianapolis, Indiana 46204
                  Attention:  Chief Financial Officer
                  Facsimile No:  (317) 488-6891

                  With Copy to:

                  Thompson Hine & Flory LLP
                  312 Walnut Street, 14th Floor
                  Cincinnati, Ohio 45202
                  Attention: Michael H. Neumark, Esq.
                  Facsimile No: (513) 241-4771

         11.4     Effect of Investigation.

         (a) Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Buyer shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by, Seller made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by Buyer.

         (b) Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Seller shall not limit, qualify, modify or amend the representations, warranties and covenants of, or indemnities by, Buyer made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by Seller.

         11.5 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         11.6 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.7 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neutral gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. References to Articles, Sections, Subsections, Schedules or Exhibits shall refer to those portions of this Agreement. Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.

         11.8 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Ohio without giving effect to the principles of conflicts of law thereof.

         11.9 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective estates, heirs, legal representative, successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party hereto without the written consent of each other party hereto.

         11.10 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

         11.11 Publicity. Prior to the Closing Date, except as required by Law or the rules of any stock exchange or the National Association of Securities Dealers, Inc., no public announcement or other publicity regarding the transactions referred to herein shall be made by Buyer, Seller, or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of Buyer and Seller, in any case, as to form, content, timing and manner of distribution or publication; provided, however, that nothing in this Section shall prevent such parties from discussing such transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions. All public disclosures relating to the transaction herein contemplated shall be through mutually agreed releases.

         11.12 Further Assurances. Upon the reasonable request of Buyer, Seller will on and after the Closing Date execute and deliver to Buyer such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to Buyer of, and to vest fully in Buyer title to, the Assets and to otherwise carry out the purposes of this Agreement.

         11.13 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         11.14 Remedies Cumulative. Unless otherwise specified, the remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

         11.15 Entire Understanding. This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings among the parties.


COMPMANAGEMENT HEALTH                        COMMUNITY INSURANCE COMPANY
  SYSTEMS, INC.


By /s/ ROBERT J. BOSSART                     By /s/ LARRY C. GLASSCOCK
   --------------------------------             ----------------------------
   Name: Robert J. Bossart                      Name: Larry C. Glasscock
   Title: President and Chief                   Title:
          Executive Officer

                                LIST OF SCHEDULES
                                       TO
                            ASSET PURCHASE AGREEMENT
                                     BETWEEN
                       COMPMANAGEMENT HEALTH SYSTEMS, INC.
                                       AND
                           COMMUNITY INSURANCE COMPANY

                                  MAY 12, 1999

All schedules to be received in their final form at least two Business Days prior to the Closing Date (not counting the Closing Date as one of such days), except for Schedule 5.11(e), which is included in this Agreement.

Schedule 2.8--Transition Services Agreement

Schedule 3.1--Due Incorporation; No Subsidiaries

Schedule 3.3--Consents and Approvals; Authority Relative to this Agreement

Schedule 3.5--Financial Statements; Undisclosed Liabilities; Other Documents

Schedule 3.6--No Changes or Adverse Effects

Schedule 3.7--Title of Properties

Schedule 3.8--Condition and Sufficiency of Assets

Schedule 3.9--Leased Real Property

Schedule 3.10--Personal Property

Schedule 3.13--Intellectual Property

Schedule 3.14--Contracts

Schedule 3.15--Permits and Licenses

Schedule 3.16--Insurance

Schedule 3.19--Taxes

Schedule 3.20--No Defaults or Violations

Schedule 3.21--Environmental Matters

Schedule 3.22--Litigation

Schedule 3.23--No Conflict of Interest

Schedule 3.24--Bank Accounts

Schedule 3.25--Customers, Suppliers, Etc.

Schedule 3.27--Due Diligence Materials

Schedule 3.28--Improper and Other Payments

Schedule 4.3--Consents and Approvals Authority Relative to this Agreement

Schedule 5.4--Preservation of Business

Schedule 5.5--Consents and Approvals

Schedule 5.11(e)--Deferred Payment Adjustment

                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

         This First Amendment to Asset Purchase Agreement (this "Amendment") is made as of June 30, 1999, by and between CompManagement Health Systems, Inc., an Ohio corporation ("CHS"), and Community Insurance Company, an Ohio corporation ("CIC").


                             BACKGROUND INFORMATION

         CHS and CIC have entered into an Asset Purchase Agreement dated as of May 12, 1999 (the "Asset Purchase Agreement"). CHS and CIC desire to amend the Asset Purchase Agreement in accordance with this Amendment. The Asset Purchase Agreement, as amended by this Amendment, is hereinafter collectively referred to as the "Agreement." Capitalized terms used in this Amendment but not otherwise defined in this Amendment shall have the respective meanings given those terms in the Asset Purchase Agreement.


                             STATEMENT OF AGREEMENT

         The parties to this Amendment hereby acknowledge the accuracy of the foregoing Background Information and hereby agree as follows:

         Section 1. Sections 10.2, 10.3, and 10.4 of the Asset Purchase Agreement are hereby amended in their entirety to read as follows:

                  10.2 Limits on Indemnification. The parties hereto agree that any indemnification payments to be made pursuant to this Agreement by Seller on the one hand or Buyer on the other hand shall be subject to the requirement that no claim may be made: (a) until the aggregate amount of indemnifiable Losses incurred by Seller on the one hand or Buyer on the other hand exceeds $30,000, at which time such claim for indemnification may be made for the aggregate amount of all indemnifiable Losses including the first $30,000; or (b) which, together with all other indemnifiable Losses incurred by Seller on the one hand or Buyer on the other hand, exceeds an aggregate amount equal to the Purchase Price. With respect to subsection (a), until the aggregate amount of indemnifiable Losses incurred by Seller on the one hand or Buyer on the other hand exceeds $30,000, the payment of such indemnifiable Losses shall be the responsibility of Seller or Buyer, as the case may be. With respect to subsection (b), if indemnifiable Losses incurred by Seller on the one hand or Buyer on the other hand exceed an aggregate amount equal to the Purchase Price, then the payment of such indemnifiable Losses in excess of the Purchase Price shall be the responsibility of Seller or Buyer, as the case may be.

                  10.3 Indemnification by Seller. Subject to the limitations set forth in this Article X, Seller agrees to indemnify Buyer against, and agrees to defend and hold Buyer harmless from, any and all Losses incurred or suffered by Buyer relating to or arising out of or in connection with any of the following:

                           (a) Except for the Assumed Liabilities, any claims,
                  liabilities, obligations, or debts relating to Seller's conduct of the Business on or prior to the Closing Date;

                           (b) Any breach of or inaccuracy in any representation
                  or warranty made by Seller in this Agreement or any document delivered at the Closing; provided, however, that: (A) except for breaches of or inaccuracies in Tax Warranties or Title and Authorization Warranties, a notice of Buyer's claim shall have been given to Seller not later than the close of business on the Survival Date; and (B) in the case of a Tax Warranty, a notice of Buyer's claim shall have been given to Seller not later than the Tax Statute of Limitations Date;

                           (c) Any breach of or failure by Seller to perform any
                  covenant or obligation of such party set out or contemplated in this Agreement or any document delivered at the Closing; or

                           (d) Any obligations applicable to the MCO Provider
                  Account with respect to overpayments or improper payments made or occurring on or prior to the Closing in excess of the amount set forth in Section 2.3(b). Buyer shall follow its normal operating procedures, if any, with respect to offsetting provider overpayments against subsequent payments due such provider and shall take reasonable steps to recover provider overpayments before seeking indemnification under this subsection. However, reasonable steps shall not require Buyer to institute any legal action to recover provider overpayments. Indemnification under this Section 10.3(d) shall not be subject to any of the limitations set forth in this
                  Article X.

                  10.4 Indemnification by Buyer. Subject to the limitations set forth in this Article X, Buyer agrees to indemnify Seller against, and agrees to defend and hold Seller harmless from, any and all Losses incurred or suffered by Seller relating to or arising out of or in connection with any of the following:

                           (a) Any claims, liabilities, obligations, or debts
                  relating to Buyer's conduct of the Business after the Closing Date;

                           (b) Any breach of or any inaccuracy in any
                  representation or warranty made by Buyer in Article IV in this Agreement or any document delivered at the Closing;

                           (c) Any breach of or failure by Buyer to perform any
                  covenant or obligation set out or contemplated in this Agreement or any document delivered at the Closing; or

                           (d) Buyer's use of the name "Anthem Managed Comp."
                  Indemnification under this Section 10.4(d) shall not be subject to any of the limitations set forth in this Article X.

         Section 2. The term "Closing Date," as used in the Agreement, shall mean July 16, 1999. The June 30, 1999 date referenced in 9.1(b) of the Asset Purchase Agreement is hereby amended to read "July 16, 1999."

         Section 3. This document is an amendment to the Asset Purchase Agreement. In the event of any inconsistencies between the provisions of the Asset Purchase Agreement and this Amendment, the provisions of this Amendment shall control. Except as modified by this Amendment, the Asset Purchase Agreement shall continue in full force and effect without change.


COMPMANAGEMENT HEALTH                        COMMUNITY INSURANCE COMPANY
  SYSTEMS, INC.


By /s/ ROBERT J. BOSSART                     By /s/ CYNTHIA S. MILLER
   --------------------------------             ----------------------------
   Name: Robert J. Bossart                      Authorized Representative
   Title: President and Chief
          Executive Officer

                               SECOND AMENDMENT TO
                            ASSET PURCHASE AGREEMENT


         This Second Amendment to Asset Purchase Agreement (this "Amendment") is made as of July 16, 1999, by and between CompManagement Health Systems, Inc., an Ohio corporation ("CHS"), and Community Insurance Company, an Ohio corporation ("CIC").

                             BACKGROUND INFORMATION

         CHS and CIC have entered into an Asset Purchase Agreement dated as of May 12, 1999 as amended on June 30, 1999 by the First Amendment to the Asset Purchase Agreement (the Asset Purchase Agreement and the First Amendment to the Asset Purchase Agreement are hereinafter referred to as the ?Asset Purchase Agreement?). CHS and CIC desire to amend the Asset Purchase Agreement in accordance with this Amendment. The Asset Purchase Agreement, as amended by this Amendment, is hereinafter collectively referred to as the "Agreement". Capitalized terms used in this Amendment but not otherwise defined in this Amendment shall have the respective meanings given those terms in the Asset Purchase Agreement.

                             STATEMENT OF AGREEMENT

         The parties to this Amendment hereby acknowledge the accuracy of the foregoing background information and hereby agree as follows:

         1. The definition of "Assets" as provided in Section 1.1 of the Asset Purchase Agreement is hereby amended in its entirety to read as follows:

                  "ASSETS" means (i) all furniture, furnishings, fixtures, equipment (office and computer), computer hardware, supplies and other tangible personal property as provided on Exhibit A to the Bill of Sale as referenced in Section 8.2(a) of the Agreement (the "Personal Property"); (ii) all rights, title, and interests of Seller in and to the Selected Contracts;
                  (iii) all rights, title, and interests of Seller in and to the Business? Intellectual Property; (iv) all books, records, and files of Seller (excluding corporate records of Seller) relating exclusively to or used exclusively in connection with the operation of the Business, including without limitation any and all claim files; and (v) all rights, title, and interests of Seller in and to the MCO provider account related to the Business, which account is a dedicated account for the funds provided to Seller by OBWC to pay providers and is further described in the MCO Contract (the ?MCO Provider Account?).

         2. A new Section 2.10 shall be added to the Asset Purchase Agreement to read as follows:

                  2.10. Accounts Receivable. CIC is retaining all rights and interests in and to any amounts due it in connection with its operation of the Business on or before the Closing Date with respect thereto, including but not limited to all amounts due it under the MCO Contract. Any amounts that become due and payable in connection with operation of the Business by CHS after the Closing Date, including but not limited to amounts with respect to the MCO Contract, shall be the sole and exclusive property of CHS. To the extent that either party receives funds to which the other party is entitled under the terms hereof, it shall promptly remit the funds to such other party.

         3. This document is an amendment to the Asset Purchase Agreement. In the event of any inconsistencies between the provisions of the Asset Purchase Agreement and this Amendment, the provisions of this Amendment shall control. Except as modified by this Amendment, the Asset Purchase Agreement shall continue in full force and effect without change.


COMPMANAGEMENT HEALTH                        COMMUNITY INSURANCE COMPANY
  SYSTEMS, INC.


By /s/ ROBERT J. BOSSART                     By /s/ CYNTHIA S. MILLER
   --------------------------------             ----------------------------
   Name: Robert J. Bossart                      Authorized Representative
   Title: President and Chief
          Executive Officer